EXHIBIT 10.5
PULMONX CORPORATION
CONSULTING AGREEMENT
Effective Date: October 28, 2025
This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Pulmonx Corporation, a Delaware corporation (“Client”) and the consultant named on the signature page hereto (“Consultant”).
1.Engagement of Services. Subject to the terms of this Agreement, Consultant shall provide background information and advice related to on-going and transitional financial, investor relations, and other strategic matters as requested by the Company’s Chief Operating Officer and Chief Executive Officer (the “Services”). Except as otherwise provided in this Agreement, Consultant will be free of control and direction from the Client (other than general oversight and control over the results of the Services) and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make certain of its equipment or facilities available to Consultant at Consultant’s request. Consultant’s maximum hours of work during each month under this Agreement shall not exceed twenty (20) hours.
2.Compensation. In consideration of the Services to be performed hereunder, Consultant shall be entitled to:
2.1Consultant’s Client equity issued under or governed by the terms of the 2020 Equity Incentive Plan will continue to vest in accordance with the terms of the applicable stock plan during the term of this Agreement; and
2.2A consultant fee in the aggregate amount of thirty thousand dollars ($30,000) to be paid within five days of December 1, 2025.
2.3The consideration set forth in this Section 2 shall be Consultant’s sole compensation for the Services. Consultant will be reimbursed for third party expenses (at cost) if approved in writing in advance by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request.
3.Ownership of Work Product. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables created under this Agreement and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, content, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (collectively, the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, any copyright assignment or patent assignment provided by the Client
4.Representations and Warranties. Consultant represents and warrants that: (a) the Services will be performed in a professional manner and in accordance with the industry standards and the Work Product will comply with the requirements set forth in this Agreement, (b) the Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3, and (d) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and

EXHIBIT 10.5
other contributions. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 4, provided, that in no event will Consultant’s liability under this Section 4 exceed two times the consultant fee paid pursuant to Section 2.2 above.
5.Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. At no time shall the Consultant hold himself out as being an officer, agent or employee of Client except where the parties otherwise agree. Under this Agreement, Consultant will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.
6.Confidential Information. During the term of this Agreement and thereafter Consultant (i) will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, (ii) will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and (iii) will not disclose such Confidential Information to any third parties except as set forth in this section. Consultant will protect Client’s Confidential Information from unauthorized use, access or disclosure in the same manner as Consultant protects its own confidential information of a similar nature, but in no event will it exercise less than reasonable care. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Consultant, nothing in this Agreement shall limit Consultant’s right to report possible violations of law or regulation with any federal, state, or local government agency. “Confidential Information” as used in this Agreement means all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession without obligation of confidentiality prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting

EXHIBIT 10.5
or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
6.1Personal Information. With respect to any Confidential Information that constitutes personal data, personal information, personally identifiable information or similar information under applicable privacy or data security laws (collectively, “Personal Information”), Consultant shall not (i) sell Personal Information or (ii) retain, use or disclose Personal Information for any purpose other than the specific purpose of providing the Services. For the avoidance of doubt, the foregoing prohibits Consultant from “selling” Personal Information, as defined in the California Consumer Privacy Act of 2018 (as amended, the “CCPA”), and from retaining, using, or disclosing Personal Information outside of the direct business relationship between Consultant and Company or for a “commercial purpose” (as defined in the CCPA). Consultant hereby certifies that it understands the obligations under this Section 6.1 and will comply with them.
(a)Consultant shall use reasonable security measures appropriate to the nature of any Personal Information in its possession or control to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure.
(b)The parties acknowledge and agree that Consultant’s access to Personal Information is not part of the consideration exchanged by the parties in respect of the Agreement.
7.Term and Termination.
7.1Term. The initial term of this Agreement shall be from the Effective Date set forth above until December 1, 2025, unless earlier terminated as provided in this Agreement.
7.2Termination. Either party may terminate this Agreement for cause at any time upon fifteen (15) days’ prior written notice to the other party. Vesting of any Client equity held by Consultant issued under or governed by the terms of the 2020 Equity Incentive Plan shall cease on the effective date that the Agreement expires or has been terminated.
7.3Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Representations and Warranties”), 6 (“Confidential Information”) and 9 (“Non-solicitation and Non-competition”) will survive any termination or expiration of this Agreement.
8.No Conflicts.  Consultant will refrain from any activity and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Consultant’s obligations under this Agreement, including Consultant’s ability to perform the Services.  Consultant represents and warrants that Consultant is not subject to any contract or duty that would be breached by Consultant’s entering into or performing Consultant’s obligations under this Agreement or that is otherwise inconsistent with this Agreement.
9.Non-Solicitation and Non-Competition.
9.1Non-Solicitation. Consultant agrees that during the Term of this Agreement Consultant will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, or independent contractor to or for any other person or entity.
9.2Non-Competition. In order to protect the trade secrets and confidential and proprietary information of the Client, Consultant agrees that during the term of this Agreement, Consultant shall not (whether as shareholder, director, employee, contractor, partner, consultant, proprietor, agent or otherwise) without the prior written consent of Client either directly or indirectly anywhere in the world (i) be engaged by Olympus Corporation or any successor to its COPD business, or (ii) provide services to Olympus Corporation or any successor to its COPD business. This shall not prevent Consultant from holding up to 5 percent of any class of issued shares of any company listed on a recognized stock exchange.

EXHIBIT 10.5
10.Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing will be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.
11.Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
12.Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.
13.Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.
14.Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant will not operate or be construed as a waiver of any other or subsequent breach by Consultant.
15.Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
16.Arbitration. To ensure the rapid and economical resolution of disputes that may arise in connection with Consultant’s engagement with Client, Consultant and Client agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, Consultant’s engagement with Client, or the termination of said engagement, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). Consultant acknowledges that by agreeing to this arbitration procedure, both Consultant and Client waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this section, whether by Consultant or Client, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code, as amended, to the extent such claims are not permitted by applicable law(s) to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event Consultant intends to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Consultant will have the right to be represented by legal counsel at any arbitration

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proceeding. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that Consultant or Client would be entitled to seek in a court of law. Client shall pay all JAMS arbitration fees in excess of the administrative fees that Consultant would be required to pay if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Consultant or Client from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.
17.Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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EXHIBIT 10.5
The parties have executed this Agreement as of the Effective Date.

CLIENT:

Pulmonx Corporation

By:	/s/ Dana G. Mead, Jr.

	Name:	Dana G. Mead, Jr.
	Title:	Chairman of the Board

CONSULTANT:

Mehul Joshi
Name of Consultant (Please Print)

/s/ Mehul Joshi
Signature